EX-23.1 CONSENT OF ANDERSON & SCHWAB AUSTRALIA LIMITED

EXHIBIT 23.1

Anderson & Schwab Australia Limited MELBOURNE • NEW YORK • DENVER	Level 4 161 Collins Street Melbourne Victoria Australia 3060 Tel: +613 9288 6930 Fax: +613 9897 1038

2 August 2006

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the Registration Report on Form SB-2 of Empire Energy Corporation International filed on 2 August 2006. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from Empire Energy Corporation International’s oil and gas reserves.

We furthermore advise that all works undertaken by Cotico Pty Ltd were carried out under instructions from Anderson & Schwab Australia Limited and fully supervised by Anderson & Schwab Australia Limited. Accordingly, any reference to reports provided by Cotico Pty Ltd should be read in the context of this document.

Anderson & Schwab Australia Limited

By: /s/ IAN D. BUCKINGHAM

Name: Ian D. Buckingham

Title: Managing Director